EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 4, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2009 – July 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	0.5%	-4.4%	-2.9%	-7.5%	-4.7%	1.3%	-4.7%	10.3%	-28.6%	-0.4	-0.6
B**	0.4%	0.4%	-4.7%	-3.4%	-8.1%	-5.3%	0.5%	-5.3%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	0.5%	0.5%	-3.4%	-1.0%	-5.5%	-2.8%	N/A	-2.8%	10.1%	-23.7%	-0.2	-0.4
Legacy 2***	0.5%	0.5%	-3.5%	-1.2%	-5.8%	-3.1%	N/A	-3.1%	10.1%	-24.4%	-0.3	-0.4
Global 1***	0.5%	0.5%	-3.2%	-0.7%	-4.8%	-3.6%	N/A	-3.6%	9.7%	-21.9%	-0.3	-0.5
Global 2***	0.5%	0.5%	-3.3%	-0.9%	-5.1%	-3.9%	N/A	-3.9%	9.6%	-22.4%	-0.4	-0.5
Global 3***	0.5%	0.5%	-4.2%	-2.4%	-6.6%	-5.5%	N/A	-5.5%	9.6%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	1.3%	1.3%	8.5%	20.1%	17.9%	17.4%	8.3%	17.4%	13.1%	-16.3%	1.3	2.2
Barclays Capital U.S. Long Gov Index****	-1.8%	-2.2%	9.6%	6.0%	6.4%	6.8%	6.7%	6.8%	11.3%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	11%	Long	Brent Crude Oil	4.1%	Long	11%	Long	Brent Crude Oil	4.1%	Long
			Crude Oil	3.1%	Long			Crude Oil	3.1%	Long
Grains/Foods	10%	Short	Corn	1.6%	Short	10%	Short	Corn	1.6%	Short
			Sugar	1.5%	Short			Sugar	1.6%	Short
Metals	8%	Long	Zinc LME	1.4%	Long	8%	Long	Zinc LME	1.4%	Long
			Silver	1.3%	Long			Silver	1.3%	Long
FINANCIALS	71%					71%
Currencies	24%	Short $	British Pound	3.8%	Long	24%	Short $	British Pound	3.8%	Long
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	26%	Long	S&P 500	4.8%	Long	26%	Long	S&P 500	4.8%	Long
			DJ Eurostoxx 50 Index	3.0%	Long			DJ Eurostoxx 50 Index	3.0%	Long
Fixed Income	21%	Long	Bunds	4.7%	Long	21%	Long	Bunds	4.7%	Long
			Schatz	3.8%	Long			Schatz	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil market declined nearly 2% after the Libyan government announced an agreement to reopen two key Libyan ports.  Prices also fell in anticipation severe storms along the Eastern U.S. would significantly curtail driving throughout the holiday weekend.  Natural gas markets were unchanged as declines caused by strong supply data were nearly offset by a rally spurred by hot weather forecasts in the U.S.

Grains/Foods
U.S. grains prices generally decreased as wet weather in the Midwest bolstered already strong supply forecasts.  Sugar prices moved nearly 6% higher following forecasts the drought conditions across various Brazilian regions would continue.  Lean hogs markets rallied after the U.S. Department of Agriculture reported weaker-than-expected supply data.

Metals
Copper prices rallied to 4-month highs, fueled by bullish manufacturing data from China and upbeat home sales data in the U.S.  Precious metals markets finished higher following declines in the U.S. dollar.

Currencies
The euro fell versus international counterparts after the European Central Bank alluded to plans to keep interest rates low.  The U.S. dollar rallied as bullish employment data supported optimism about U.S. economic growth and a potential interest rate hike.  The British pound rose to six-year highs versus the U.S. dollar due to bullish U.K. manufacturing data and the anticipation of an upcoming interest rate increase by the Bank of England.

Equities
Global share markets experienced a sector-wide rally.  Moves were driven by bullish economic data from the U.S. and the U.K. and on signs the European Central Bank’s monetary policy will remain supportive of the Eurozone economy.

Fixed Income	Global fixed-income markets fell as bullish global economic indicators and equity market strength reduced demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.